Exhibit 99.1
Avago Technologies Limited Announces Second Quarter
Fiscal Year 2011 Financial Results
•	Net revenue up 2 percent sequentially to $560 million, up 9 percent from the same quarter last year

•	GAAP gross margin of 49.1 percent; Non-GAAP gross margin of 51.8 percent

•	GAAP net income of $135 million increased 50 percent from the same quarter last year;

Non-GAAP net income of $165 million is up 41 percent from the same quarter last year
SAN JOSE, Calif., and SINGAPORE — May 24, 2011 — Avago Technologies Limited (Nasdaq: AVGO), a leading supplier of analog interface components for communications, industrial and consumer applications, today reported financial results for the second quarter of its fiscal year 2011, ended May 1, 2011, and provided guidance for the third quarter of its fiscal year 2011.
Second Quarter Fiscal Year 2011 GAAP Results
Net revenue was $560 million, an increase of 2 percent compared with the previous quarter, and up 9 percent from the same quarter last year.
Gross margin was $275 million, or 49.1 percent of net revenue. This compares with gross margin of $271 million, or 49.3 percent of net revenue last quarter, and gross margin of $233 million, or 45.2 percent of net revenue in the same quarter last year.
Operating expenses were $137 million. This compares with $129 million in the prior quarter and $125 million in the same quarter the previous year.
Income from operations was $138 million. This compares with $142 million in the prior quarter and $108 million in the same quarter last year.
Second quarter net income was $135 million, or $0.54 per diluted share. This compares with net income of $119 million, or $0.48 per diluted share last quarter, and net income of $90 million, or $0.37 per diluted share in the same quarter last year.
The Company’s cash and cash equivalents balance at the end of the second quarter was $596 million, compared to $363 million at the end of the prior quarter. The increase over the previous quarter is primarily due to cash provided by operating activities of $251 million.
In addition, on March 30, 2011 the Company paid an interim cash dividend of 8 cents ($0.08) per ordinary share, totaling approximately $20 million.
Second Quarter Fiscal Year 2011 Non-GAAP Results
Gross margin was $290 million, or 51.8 percent of net revenue. This compares with gross margin of $286 million, or 52.0 percent of net revenue last quarter, and gross margin of $248 million, or 48.2 percent of net revenue in the same quarter last year.
Income from operations was $167 million. This compares with $169 million in the prior quarter and $135 million in the same quarter the previous year.

Avago Technologies Limited Announces Second Quarter Fiscal Year 2011 Financial Results
Net income was $165 million, or $0.64 per diluted share. This compares with net income of $165 million, or $0.65 per diluted share last quarter, and net income of $117 million, or $0.47 per diluted share in the same quarter last year.

Second Quarter Fiscal Year 2011 Non-GAAP Results				Change
(Dollars in millions, except EPS)	Q2 11	Q1 11	Q2 10	Q/Q	Y/Y
Net Revenue	$560	$550	$515	+2%	+9%
Gross Margin	51.8%	52.0%	48.2%	-20bps	+360bps
Operating Expenses	$123	$117	$113	+$6	+$10
Net Income	$165	$165	$117	—	+ $48
Earnings Per Share — Diluted	$0.64	$0.65	$0.47	-$0.01	+$0.17
“During the first half of fiscal 2011, we worked through the excess inventory in the supply chain that we saw coming into the year,” said Hock Tan, President and CEO of Avago Technologies Limited. “We believe the business is poised for strong seasonal growth for the second half of fiscal 2011, led by strength in our wireless communications target market.”
Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Net Revenues by Target Market	Q2 11	Q1 11	Q2 10	Q/Q	Y/Y
Wireless Communications	36	37	38	—	3%
Wired Infrastructure	29	28	24	5%	30%
Industrial & Automotive	30	30	29	1%	14%
Consumer & Computing Peripherals	5	5	9	3%	-38%

Key Statistics	Q2 11	Q1 11	Q2 10
(Dollars in millions)
Cash From Operations	$251	$67	$115
Depreciation	$19	$21	$20
Amortization	$19	$20	$20
Capital Expenditures	$19	$32	$18
Days Sales Outstanding	47	48	44
Inventory Days On Hand	65	70	60

2

Avago Technologies Limited Announces Second Quarter Fiscal Year 2011 Financial Results
Third Quarter Fiscal Year 2011 Business Outlook
Based on current business trends, the outlook for the third fiscal quarter of 2011, ending July 31, 2011, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net Revenue	Up 5% to 8%		Up 5% to 8%
Gross Margin	49.25% plus/minus 75bps	$15M	51.75% plus/minus 75bps
Operating Expenses	$151M	$19M	$132M
Interest and Other	$0M		$0M
Taxes	$4M		$4M
Diluted Share Count	253M		258M
Reconciling items include $14 million of amortization of acquisition-related intangibles and $1 million of share-based compensation expense at the Gross Margin line and $5 million of amortization of acquisition-related intangibles, $11 million of share-based compensation and $3 million of restructuring charges at the Operating Expenses line.
The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
Avago will be presenting at the Barclays Capital Global Communications, Media and Technology Conference in New York on May 25 and at the Sterne Agee Technology Conference also in New York on May 26. Both of these presentations will be webcast and available for replay on the “Investors” section of Avago’s website at www.avagotech.com.
Financial Results Conference Call
Avago Technologies Limited will host a conference call to review its financial results for the second quarter of fiscal year 2011, and to provide guidance for the third quarter of fiscal year 2011, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial 800-295-4740; International 617-614-3925. The passcode is 64003788. A replay of the call will be available through May 31, 2011. To access the replay dial 888-286-8010; International 617-801-6888 and reference the passcode: 48965422. A webcast of the conference call will also be available in the “Investors” section of Avago’s website.
Non-GAAP Financial Measures
In addition to GAAP reporting, Avago provides investors with net income or loss, as well as gross margin and operating expenses, on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangibles, share-based compensation expense, restructuring charges and debt extinguishment losses. Management does not believe that the excluded items are reflective of the Company’s underlying performance. The exclusion of these and other similar items from Avago’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-

3

Avago Technologies Limited Announces Second Quarter Fiscal Year 2011 Financial Results
GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.
About Avago Technologies Limited
Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes over 6,500 products in four primary target markets: wireless communications, wired infrastructure, industrial and automotive electronics and consumer and computing peripherals.
Cautionary Note Regarding Forward-Looking Statements
This announcement contains forward-looking statements which address our expected future business and financial performance. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding future events, our products, product sales, expenses, liquidity, cash flow and growth rates; technology developments or enforceability of our intellectual property rights and related litigation expenses; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include cyclicality in the semiconductor industry or in our target markets and general economic conditions; quarterly and annual fluctuations in operating results; our competitive performance and ability to continue achieving design wins with our customers; our ability to generate cash sufficient to fund our research and development, capital expenditures and other business needs; our increased dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our dependence on contract manufacturing and outsourced supply chain; loss of our significant customers; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; any expenses associated with resolving customer product and warranty and indemnification claims; costs associated with and our ability to achieve the growth prospects and synergies expected from our acquisitions; delays and challenges associated with integrating acquired companies with our existing businesses; our ability to improve our cost structure through our manufacturing outsourcing program; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Quarterly Report on Form 10-Q filed on March 10, 2011 and other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #

4

Avago Technologies Limited Announces Second Quarter Fiscal Year 2011 Financial Results
Contacts:
Avago Technologies Ltd.
Jacob Sayer, 408-435-7400
VP Business Development and Investor Relations
investor.relations@avagotech.com

5

AVAGO TECHNOLOGIES LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Quarter ended			Two quarters ended
	May 1,	January 30,	May 2,	May 1,	May 2,
	2011	2011	2010	2011	2010
Net revenue	$560	$550	$515	$1,110	$971
Cost of products sold:
Cost of products sold	271	265	268	536	515
Amortization of intangible assets	14	14	14	28	29

Total cost of products sold	285	279	282	564	544

Gross margin	275	271	233	546	427

Research and development	76	73	70	149	134
Selling, general and administrative	55	50	48	105	94
Amortization of intangible assets	5	6	6	11	11
Restructuring charges	1	—	1	1	2

Total operating expenses	137	129	125	266	241

Income from operations	138	142	108	280	186
Interest expense	(1)	(3)	(8)	(4)	(19)
Loss on extinguishment of debt	(1)	(19)	—	(20)	(24)
Other income (expense), net	1	—	(1)	1	(2)

Income before income taxes	137	120	99	257	141
Provision for income taxes	2	1	9	3	13

Net income	$135	$119	$90	$254	$128

Net income per share:
Basic	$0.55	$0.49	$0.38	$1.04	$0.54
Diluted	$0.54	$0.48	$0.37	$1.01	$0.52

Shares used in per share calculations:
Basic	245	242	238	245	237
Diluted	252	250	246	252	244

Share-based compensation included in:
Cost of products sold	$1	$1	$1	$2	$1
Research and development	3	3	2	6	3
Selling, general and administrative	5	3	3	8	7

	$9	$7	$6	$16	$11

AVAGO TECHNOLOGIES LIMITED
NON-GAAP FINANCIAL SUMMARY — UNAUDITED(1)
(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Quarter ended			Two quarters ended
	May 1,	January 30,	May 2,	May 1,	May 2,
	2011	2011	2010	2011	2010
Net revenue	$560	$550	$515	$1,110	$971
Gross margin	290	286	248	576	457
% of net revenue	52%	52%	48%	52%	47%
Research and development	$73	$70	$68	143	$131
Selling, general and administrative	$50	$47	$45	97	$87
Total operating expenses	$123	$117	$113	$240	$218
% of net revenue	22%	21%	22%	22%	22%
Income from operations	$167	$169	$135	$336	$239
Interest expense	$(1)	$(3)	$(8)	(4)	$(19)
Net income	$165	$165	$117	$330	$205
Net income per share — diluted	$0.64	$0.65	$0.47	$1.28	$0.83
Shares used in per share calculation — diluted	258	254	249	258	247

(1)	A reconciliation of the non-GAAP measures presented above to GAAP financial data appears on the next page. These non-GAAP measures are provided in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. The financial summary excludes amortization of intangible assets, share-based compensation, restructuring charges, and loss on extinguishment of debt.

AVAGO TECHNOLOGIES LIMITED
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS)

	Quarter ended			Two quarters ended
	May 1,	January 30,	May 2,	May 1,	May 2,
	2011	2011	2010	2011	2010
Net income on GAAP basis	$135	$119	$90	$254	$128
Amortization of intangible assets	19	20	20	39	40
Share-based compensation expense	9	7	6	16	11
Restructuring charges	1	—	1	1	2
Loss on extinguishment of debt	1	19	—	20	24

Net income on Non-GAAP basis	$165	$165	$117	$330	$205

Gross margin on GAAP basis	$275	$271	$233	$546	$427
Amortization of intangible assets	14	14	14	28	29
Share-based compensation expense	1	1	1	2	1

Gross margin on Non-GAAP basis	$290	$286	$248	$576	$457

Research and development on GAAP basis	$76	$73	$70	$149	$134
Share-based compensation expense	3	3	2	6	3

Research and development on Non-GAAP basis	$73	$70	$68	$143	$131

Selling, general and administrative on GAAP basis	$55	$50	$48	$105	$94
Share-based compensation expense	5	3	3	8	7

Selling, general and administrative on Non-GAAP basis	$50	$47	$45	$97	$87

Total operating expenses on GAAP basis	$137	$129	$125	$266	$241
Amortization of intangible assets	5	6	6	11	11
Share-based compensation expense	8	6	5	14	10
Restructuring charges	1	—	1	1	2

Total operating expenses on Non-GAAP basis	$123	$117	$113	$240	$218

Income from operations on GAAP basis	$138	$142	$108	$280	$186
Amortization of intangible assets	19	20	20	39	40
Share-based compensation expense	9	7	6	16	11
Restructuring charges	1	—	1	1	2

Income from operations on Non-GAAP basis	$167	$169	$135	$336	$239

Shares used in per share calculation — diluted on GAAP basis	252	250	246	252	244
Non-GAAP adjustment	6	4	3	6	3

Shares used in per share calculation — diluted on Non-GAAP basis(1)	258	254	249	258	247

(1)	The shares used in the diluted per share calculations on a Non-GAAP basis exclude the impact of share-based compensation attributable to future services and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

AVAGO TECHNOLOGIES LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLIONS)

	May 1,	October 31,
	2011	2010 (1)
ASSETS

Current assets:
Cash and cash equivalents	$596	$561
Trade accounts receivable, net	289	285
Inventory	194	189
Other current assets	49	52

Total current assets	1,128	1,087
Property, plant and equipment, net	285	281
Goodwill	177	172
Intangible assets, net	538	573
Other long-term assets	49	44

Total assets	$2,177	$2,157

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$206	$198
Employee compensation and benefits	62	82
Accrued interest	—	12
Capital lease obligations — current	2	2
Other current liabilities	26	41
Current portion of long-term debt	—	230

Total current liabilities	296	565

Long-term liabilities:
Capital lease obligations — non-current	4	4
Other long-term liabilities	86	83

Total liabilities	386	652

Shareholders’ equity:
Ordinary shares, no par value	1,518	1,450
Retained earnings	276	59
Accumulated other comprehensive loss	(3)	(4)

Total shareholders’ equity	1,791	1,505

Total liabilities and shareholders’ equity	$2,177	$2,157

(1)	Amounts for the year ended October 31, 2010 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Quarter ended			Two quarters ended
	May 1,	January 30,	May 2,	May 1,	May 2,
	2011	2011	2010	2011	2010
Cash flows from operating activities:
Net income	$135	$119	$90	$254	$128

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	38	41	40	79	79
Amortization of debt issuance costs	—	—	—	—	1
Loss on extinguishment of debt	1	5	—	6	8
Loss on disposal of property, plant and equipment	1	—	—	1	1
Share-based compensation	9	7	6	16	11
Tax benefits of share-based compensation	—	8	—	8	—
Excess tax benefits from share-based compensation	—	(2)	(1)	(2)	(1)
Changes in assets and liabilities, net of acquisition:
Trade accounts receivable	2	(5)	(46)	(3)	(63)
Inventory	9	(14)	(12)	(5)	(16)
Accounts payable	45	(30)	2	15	7
Employee compensation and benefits	11	(31)	13	(20)	4
Other current assets and current liabilities	1	(31)	14	(30)	(14)
Other long-term assets and long-term liabilities	(1)	—	9	(1)	11

Net cash provided by operating activities	251	67	115	318	156

Cash flows from investing activities:
Purchase of property, plant and equipment	(19)	(32)	(18)	(51)	(27)
Acquisition and investments, net of cash acquired	—	(9)	(1)	(9)	(1)
Proceeds from disposal of property, plant, and equipment	—	—	1	—	1

Net cash used in investing activities	(19)	(41)	(18)	(60)	(27)

Cash flows from financing activities:
Debt repayments	—	(230)	—	(230)	(364)
Payment on capital lease obligation	(1)	(1)	(1)	(2)	(1)
Issuance of ordinary shares	22	22	15	44	19
Excess tax benefits from share-based compensation	—	2	1	2	1
Dividend payments to shareholders	(20)	(17)	—	(37)	—

Net cash provided by (used in) financing activities	1	(224)	15	(223)	(345)

Net increase (decrease) in cash and cash equivalents	233	(198)	112	35	(216)
Cash and cash equivalents at the beginning of period	363	561	144	561	472

Cash and cash equivalents at end of period	$596	$363	$256	$596	$256